Exhibit 1.2

Execution Version

VectivBio Holding AG
(a Swiss stock corporation (Aktiengesellschaft))
Ordinary Shares
(nominal value CHF 0.05 per share)

SALES AGREEMENT

May 4, 2022

SVB Securities LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019

Ladies and Gentlemen:

VectivBio Holding AG, a Swiss stock corporation (Aktiengesellschaft) (the “Company”), confirms its agreement (this “Agreement”) with SVB Securities LLC (the “Agent”), as follows:

1.Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue, and sell through the Agent, acting as sales agent, ordinary shares, nominal value CHF 0.05 per share, of the Company (the “Ordinary Shares”), subject to the limitations set forth in Section 5(c) (the “Placement Shares”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the aggregate gross sales price of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agent shall have no obligation in connection with such compliance. The issuance, and sale of Placement Shares through the Agent, will be effected pursuant to the Registration Statement (as defined below) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) and to be declared effective by the Commission, although nothing in this Agreement shall be construed as requiring the Company to issue any Placement Shares.

The Company has prepared and will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form F-3, including (a) a base prospectus, relating to certain securities, including the Ordinary Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), and (b) a prospectus supplement specifically relating to the Placement Shares to be issued from time to time pursuant to this Agreement (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agent, for use by the Agent, copies of the base prospectus included as part of such registration statement at the time it becomes effective, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or Rule 462(b) under the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (as used herein, as defined in Rule 433 under the Securities Act (“Rule 433”)), relating to the Placement Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in

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each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.”

Any reference herein to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the documents, if any, that are or are deemed to be incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, or the respective dates of the Prospectus Supplement, Prospectus or such issuer free writing prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System or, if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2.Placements. Each time that the Company wishes to issue and sell any Placement Shares through the Agent hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) (each such notice, a “Placement Notice”) containing the parameters in accordance with which it desires such Placement Shares to be sold, which at a minimum shall include the maximum number or amount of Placement Shares to be sold, the time period during which sales are requested to be made, any limitation on the number or amount of Placement Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters is attached hereto as Schedule 1. The Placement Notice must originate from one of the individuals authorized to act on behalf of the Company and set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such Schedule 2), and shall be addressed to each of the recipients from the Agent set forth on Schedule 2, as such Schedule 2 may be updated by either party from time to time by sending a written notice containing a revised Schedule 2 to the other party in the manner provided in Section 12 (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply). The Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, the Agent declines to accept the terms contained therein for any reason, in its sole discretion, within two Trading Days of the date the Agent receives the Placement Notice, (ii) in accordance with the notice requirements set forth in Section 4, the Agent suspends sales under the Placement Notice for any reason in its sole discretion, (iii) the entire amount of the Placement Shares has been sold pursuant to this Agreement, (iv) in accordance with the notice requirements set forth in Section 4, the Company suspends sales under or terminates the Placement Notice for any reason in its sole discretion, (v) the Company issues a subsequent Placement Notice and explicitly indicates that its parameters supersede those contained in the earlier dated Placement Notice or (vi) this Agreement has been terminated pursuant to the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Shares effected through the Agent shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control with respect to the matters covered thereby.

3.Sale of Placement Shares by the Agent. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, including Section 5(c), upon the Agent’s acceptance of the terms of a Placement Notice as provided in Section 2, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Global Market (“Nasdaq”) to sell such Placement Shares up to the number or amount specified in, and otherwise in

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accordance with the terms of, such Placement Notice. The Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number or amount of Placement Shares sold on such Trading Day, the volume-weighted average price of the Placement Shares sold and the Net Proceeds (as defined below) payable to the Company. Unless otherwise specified by the Company in a Placement Notice, the Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including sales made directly on or through Nasdaq, on or through any other existing trading market for the Ordinary Shares or to or through a market maker. If expressly authorized by the Company (including in a Placement Notice), the Agent may also sell Placement Shares in negotiated transactions. Notwithstanding the provisions of Section 6(pp), except as may be otherwise agreed by the Company and the Agent, the Agent shall not purchase Placement Shares on a principal basis pursuant to this Agreement unless the Company and the Agent enter into a separate written agreement setting forth the terms of such sale. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq to sell such Placement Shares as required under this Agreement and (iii) the Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement unless the Company and the Agent enter into a separate written agreement setting forth the terms of such sale. For the purposes hereof, “Trading Day” means any day on which the Ordinary Shares is purchased and sold on Nasdaq.

4.Suspension of Sales.

(a)    The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a suspension pursuant to this Section 4(a) is in effect, any obligation under Sections 7(m), 7(n), 7(o), 7(p) and 7(q) with respect to the delivery of certificates, opinions, or comfort letters to the Agent, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other party unless notice is sent by one of the individuals named on Schedule 2 hereto to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply).
(b)    Notwithstanding any other provision of this Agreement, during any period in which the Company is, or could be deemed to be, in possession of material non-public information, the Company and the Agent agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares and shall suspend or cancel any effective Placement Notices instructing the Agent to make any sales and (iii) the Agent shall not be obligated to sell or offer to sell any Placement Shares.
5.Settlement and Delivery of the Placement Shares.

(a)    Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second Trading Day (or such earlier day as is industry practice or as is required for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate gross sales price received by the Agent at which such Placement Shares were sold, after

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deduction of (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 7(g) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
(b)    Delivery of Placement Shares. On or before each Settlement Date, the Company will issue from treasury the Placement Shares being sold on such date and will, or will cause its transfer agent to, electronically transfer such Placement Shares by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be duly issued, freely tradeable, transferable (subject to the limitations set forth in the Company's articles of association), registered Ordinary Shares in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on or prior to the Settlement Date. The Agent shall be responsible for providing DWAC instructions or other instructions for delivery by other means with regard to the transfer of the Placement Shares being sold. In addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, the Company agrees that if the Company, defaults in its obligation to deliver duly issued, freely tradeable, transferable (subject to the limitations set forth in the Company’s articles of association), registered Placement Shares in good deliverable form by 2:30 P.M., New York City time, on a Settlement Date (other than as a result of a failure by the Agent to provide instructions for delivery), the Company will (i) take all necessary action to cause the full amount of any Net Proceeds that were delivered to the Company’s account with respect to such settlement, together with any costs incurred by the Agent and/or its clearing firm in connection with recovering such Net Proceeds, to be immediately returned to the Agent or its clearing firm no later than 5:00 P.M., New York City time, on such Settlement Date, by wire transfer of immediately available funds to an account designated by the Agent or its clearing firm, (ii) indemnify and hold the Agent and its clearing firm harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (iii) pay to the Agent (without duplication) any commission, discount or other compensation to which it would otherwise have been entitled absent such default.
(c)    Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of: (i) the number or dollar amount of Ordinary Shares registered pursuant to, and available for offer and sale under, the Registration Statement pursuant to which the offering of Placement Shares is being made, (ii) the number of Ordinary Shares that can be issued from the Company's authorized share capital, (iii) the number or dollar amount of Ordinary Shares permitted to be offered and sold by the Company under Form F-3 (including General Instruction I.B.5. thereof, if such instruction is applicable), (iv) the number or dollar amount of Ordinary Shares that the Company’s board of directors or a duly authorized committee thereof is authorized to issue and sell from time to time, and notified to the Agent in writing, (v) the number of Ordinary Shares held in treasury by the Company and/or any of its subsidiaries and reserved by the Company’s board of directors for purposes of sale under this Agreement, or (v) the dollar amount of Ordinary Shares for which the Company has filed the Prospectus Supplement. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and notified to the Agent in writing. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 5(c) on the number or dollar amount of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agent shall have no obligation in connection with such compliance.
6.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agent that as of the date of this Agreement, and as of (i) each Representation Date (as defined in Section 7(m)), (ii) each date on which a Placement Notice is given, (iii) the date and time of each sale of any Placement Shares pursuant to this Agreement and (iv) each Settlement Date (each such time or date referred to in clauses (i) through (iv), an “Applicable Time”):

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(a)    The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form F-3 (including General Instructions I.A and I.B.1.) under the Securities Act. The Registration Statement will be filed with the Commission and will be declared effective by the Commission under the Securities Act prior to the issuance of any Placement Notices by the Company. At the time the Registration Statement originally became effective and at the time the Company’s most recent Annual Report on Form 20-F, was filed with the Commission, the Company met the then-applicable requirements for use of Form F-3 (including General Instructions I.A and I.B.1.) under the Securities Act. The Registration Statement meets, and the offering and sale of Placement Shares as contemplated hereby comply with, the requirements of Rule 415(a)(1)(x) under the Securities Act. The Agent is named as the agent engaged by the Company in the section entitled “Plan of Distribution” in the Prospectus Supplement. The Company has not received, and has no notice from the Commission of, any notice pursuant to Rule 401(g)(1) under the Securities Act objecting to the use of the shelf registration statement form. No stop order of the Commission preventing or suspending the use of the base prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. At the time of the initial filing of the Registration Statement, the Company paid the required Commission filing fees relating to the securities covered by the Registration Statement, including the Placement Shares that may be sold pursuant to this Agreement, in accordance with Rule 457(o) under the Securities Act. Copies of the Registration Statement, the Prospectus, any such amendments or supplements to any of the foregoing and all Incorporated Documents that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel.
(b)    Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, at each deemed effective date with respect to the Agent pursuant to Rule 430B(f)(2) under the Securities Act and as of each Applicable Time, complied, complies and will comply in all material respects with the requirements of the Securities Act and did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this sentence do not apply to Agent’s Information (as defined below). The Prospectus and any amendment or supplement thereto, when so filed with the Commission under Rule 424(b) under the Securities Act, complied, complies and as of each Applicable Time will comply in all material respects with the requirements of the Securities Act, and each Prospectus Supplement, Prospectus or issuer free writing prospectus (or any amendments or supplements to any of the foregoing) furnished to the Agent for use in connection with the offering of the Placement Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Neither the Prospectus nor any amendment or supplement thereto, as of its date and as of each Applicable Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this sentence do not apply to Agent’s Information. Each Incorporated Document heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and were filed on a timely basis with the Commission, and any further Incorporated Documents so filed and incorporated after the date of this Agreement will be filed on a timely basis and, when so filed, will conform in all material respects with the requirements of the Exchange Act; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c)    (i) At the time of filing the Registration Statement and (ii) at the time of the execution of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any

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determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(d)    The Company is, and since the date of its initial public offering has been, an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(e)    Each issuer free writing prospectus, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any Incorporated Document deemed to be a part thereof that has not been superseded or modified. Each issuer free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433 or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act.

(f)    The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the Agent’s distribution of the Placement Shares under this Agreement, will not distribute any offering material in connection with the offering and sale of the Placement Shares other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (as defined below).

(g)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h)    The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and is listed on Nasdaq, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Company is in compliance with the current listing standards of Nasdaq. The Company has filed a Notification of Listing of Additional Shares with Nasdaq with respect to the Placement Shares.

(i)    No person (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Placement Shares hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated hereby or otherwise. Except for the Agent, there is no broker, finder or other party that is entitled to receive from the Company or any of its Subsidiaries (as defined below) any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(j)    The Company has been duly incorporated and is validly existing as a corporation in good standing (to the extent this concept applies) under the laws of Switzerland and has requisite corporate power and authority to own, lease and operate its properties and conduct its business as now conducted and as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing (to the extent this concept applies) or other equivalent local law status (if any), as applicable, in each jurisdiction where the ownership or leasing of its properties or the conduct of business requires such qualification, except where the failure to be so qualified or in good standing or other equivalent local law status (if any), as applicable, would not result in a Material Adverse Effect (as defined below).
(k)    Each subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), represents all of the direct and indirect subsidiaries of the Company, has been duly incorporated or organized, as applicable, and is validly existing and in good standing (to the extent this concept applies) or other equivalent local law status (if any), as applicable, under the laws of the jurisdiction of its incorporation or organization, has requisite corporate or similar power and authority to own, lease and operate its properties and conduct its business as now conducted and as described in the

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Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing (to the extent this concept applies) or other equivalent local law status (if any), as applicable, in each jurisdiction where the ownership or leasing of its properties or the conduct of business requires such qualification, except where the failure to be so qualified or in good standing, or other equivalent local law status (if any), as applicable, would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement or the Prospectus, (i) all of the issued and outstanding shares of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through Subsidiaries, and (ii) except as otherwise disclosed in the Registration Statement or the Prospectus, are free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Except as otherwise disclosed in the Registration Statement or the Prospectus, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

(l)    The Company has the authorized and outstanding capitalization as set forth in the Company’s annual report on Form 20-F for the most recent fiscal year, as of the dates referred to therein (subject, in each case, to the issuance of Placement Shares under this Agreement, the issuance of Ordinary Shares upon exercise of share options and warrants disclosed as outstanding as of the date hereof in the Registration Statement and the Prospectus and the grant of options under existing share option plans described in the Registration Statement and the Prospectus). The Ordinary Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus, including under the heading “Description of Share Capital and Articles of Association.” All of the issued registered shares of the Company have been duly authorized and validly issued in compliance with Swiss law and are fully paid and non-assessable. None of the issued shares of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as otherwise disclosed in the Registration Statement or the Prospectus, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase or subscribe for, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party or by which any of them may be bound. The descriptions of the Company’s equity incentive plan, share option plans and other share plans or arrangements described in the Prospectus and in effect as of the date hereof (collectively, the “Share Plans”) and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly present the information required to be shown with respect to such Share Plans and the options or other rights granted thereunder.

(m)    The Placement Shares have been or will be duly authorized for issuance and for sale pursuant to this Agreement and, when issued will be validly issued in compliance with Swiss law, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectus. The issuance and sale of the Placement Shares as contemplated hereby shall not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Placement Shares, and the statutory preemptive rights of the existing shareholders of the Company with respect to the issuance of the Placement Shares will have been validly set aside. When delivered by the Company against payment therefor pursuant to this Agreement, the purchasers of the Placement Shares will acquire good, marketable and valid title to such Placement Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances. The issuance and sale of the Placement Shares as contemplated hereby will not cause any holder of any share capital, securities convertible into or exchangeable or exercisable for share capital or options, warrants or other rights to purchase share capital or any other securities of the Company to have any right to acquire any preferred shares of the Company. Except as otherwise disclosed in the Registration Statement or the Prospectus, there are no restrictions upon the voting or transfer of the Ordinary Shares under the Company’s articles of association or any agreement or other instrument to which the Company is a party or otherwise filed as an exhibit to the Registration Statement.

(n)    There is no statute, regulation, contract, agreement or other document required to be described in the Registration Statement, Prospectus or in any Incorporated Document, or to be filed as an exhibit to the Registration Statement or any Incorporated Document which is not described or filed as required. The statements set forth or incorporated by reference in the Prospectus, insofar as they purport to constitute summaries of the terms of the statutes, regulations, contracts, agreements or other documents described and filed, constitute accurate summaries of the terms thereof in all material respects. The

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statements set forth or incorporated by reference in the Prospectus under the headings “Material U.S. Federal Income Tax Consequences to U.S. Holders,” and “Description of Share Capital,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, fairly present, to the extent required by the Securities Act, in all material respects, such legal matters, agreements, documents or proceedings. Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew or render performance under, any of the contracts or agreements referred to or described in the Prospectus or any free writing prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(o)    This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability, including rights of indemnification, may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity or general application (including, but not limited to, the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben)). This Agreement conforms in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

(p)    The Company is not required and, after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(q)    No consent, approval, license, permit, qualification, authorization or other order or decree of, or registration or filing with, any court or other governmental, taxing or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby or by the Registration Statement and the Prospectus (including the issuance and sale of the Placement Shares hereunder), except such (i) as have been already obtained or made or (ii) as may be required under (A) the Securities Act, applicable state securities or Blue Sky laws, applicable rules of Nasdaq, or Rule 5110 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (B) in connection with the filing and registration of the capital increase or increases required in connection with the issuance of Placement Shares, if any, in the Commercial Register of the Canton of Basel-Stadt.

(r)    Neither the Company nor any of its Subsidiaries is (A) in violation of its articles of association (or similar organizational document), in force as at the date hereof or as expected to be in force immediately following the offering (B) in breach, default or violation of any of the terms or provisions of any agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument, as applicable, to which the Company or any of its Subsidiaries is a party, or to which any of their respective properties or assets are subject (collectively, “Agreements and Instruments”), or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except, in the case of (B) and (C), for any such violation which would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any

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violation of the provisions of the articles of association or similar organizational document of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(s)    Except as otherwise disclosed in the Registration Statement or the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares; (ii) neither the Company nor its Subsidiaries, considered as one enterprise, has (A) incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, considered as one entity or (B) issued or granted any shares of the Company’s ordinary shares or securities convertible into or exchangeable or exercisable for or that represent the right to receive shares of the Company’s capital shares other than under the Share Plans; and (iii) there has not been any material decrease in the share capital or any material increase in any short-term or long-term indebtedness of the Company or any of its Subsidiaries.

(t)    There are no persons (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) with registration or other similar rights to have any equity or debt securities of the Company registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived in a writing previously furnished to the Agent.

(u)    The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement or the Prospectus regarding non-IFRS financial measures would comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable if such disclosures were “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission).

(v)    Except as disclosed in the Registration Statement or the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, the U.S. Food and Drug Administration (the “FDA”), the Department of Justice (“DOJ”) or the European Medicines Agency (“EMA”)) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or

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any such Subsidiary is a party, as applicable, or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, could not result in a Material Adverse Effect.

(w)    Ernst & Young AG, whose report on the consolidated financial statements of the Company has been filed with the Commission as part of the Company’s most recent annual report on Form 20-F filed with the Commission and incorporated by reference in the Registration Statement and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules of the PCAOB, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. Ernst & Young AG has not been engaged by the Company to perform any “prohibited activities” or provided to the Company any “non-audit services” (as defined in Section 10A of the Exchange Act).

(x)    Except as set forth in the Registration Statement or the Prospectus, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Agent in Switzerland or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the issuance and delivery of the Placement Shares in the manner contemplated by this Agreement and by the Registration Statement and the Prospectus or (C) the sale and delivery by the Agent of the Placement Shares as contemplated herein and in the Registration Statement and the Prospectus.

(y)    The Company and its Subsidiaries have filed all tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except (i) for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or (ii) insofar as the failure to pay such taxes would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(z)    To the knowledge of the Company, there is no strike, labor dispute, slowdown or work stoppage by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers or contractors that is existing or imminent, which, in either case, would result in a Material Adverse Effect.

(aa)    The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(bb)    Each of the Company and its Subsidiaries has good and marketable title to all real property owned by them and good title to all other properties owned by them, as applicable, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement and the Prospectus or (B) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases, as applicable, material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement or the Prospectus, are in full force and effect, and to the knowledge of the Company or any of its Subsidiaries, neither the Company nor any such Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the

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Company or any such Subsidiary under any of the material leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(cc)    Each of the Company and its Subsidiaries possess such licenses, permits, exemptions, clearances, registrations, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities (including, without limitation, the FDA or the EMA) necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect. To the knowledge of the Company and its Subsidiaries, each of the Company and its Subsidiaries are and have been in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries have fulfilled and performed all of their material obligations with respect to such Governmental Licenses, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Governmental Licenses. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(dd)    The Company and its Subsidiaries, on a consolidated basis, maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement or the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee)    The Company and its Subsidiaries, on a consolidated basis, have established and maintain disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established.

(ff)    Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(gg)    Except as described in the Registration Statement or the Prospectus or would not, individually or in the aggregate, result in a Material Adverse Effect, (A) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of

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chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(hh)    (i) Any “Employee Benefit Plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) for which the Company or its ERISA Affiliates (as defined below) would have any liability (each, a “Plan”) has complied in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), (ii) no Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA , (iii) neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any obligation or liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan, (B) Sections 412 and 430, 4971, 4975 or 4980B of the Code or (C) Sections 302 and 303, 406, 4063 and 4064 of ERISA, (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, (vi) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in liability to the Company, (vii) there has not occurred, nor is there reasonably likely to occur, a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or any of its Subsidiaries in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the Company’s and its Subsidiaries’ most recently completed fiscal year, and (viii) the Company does not have any “accumulated postretirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106). “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company is a member.

(ii)    The Company is in compliance with, and there is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with, any provision of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith which will become applicable to the Company at all times after the effectiveness of the Registration Statement, including Section 402 relating to loans.

(jj)    None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their

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businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(kk)    The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of the jurisdictions where the Company or any of its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll)    None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), the Swiss State Secretariat of Economic Affairs (“SECO”), the Swiss Directorate of International Law (“DIL”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions prohibiting such funding or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(mm)    The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, trademarks, service marks, trade names, copyrights, (including all applications and registrations relating to any of the foregoing), inventions, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), or other intellectual property described in the Registration Statement and the Prospectus as being owned or licensed by the Company or its Subsidiaries or which are necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted as described in the Registration Statement and the Prospectus (collectively, “Intellectual Property”). To the Company’s knowledge and except as disclosed in the Registration Statement or the Prospectus (i) there are no unreleased liens or security interests which have been filed against any of the Intellectual Property owned by the Company; (ii) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement and Prospectus as licensed to the Company, and the Company has taken all reasonable steps necessary to secure its interests in the Intellectual Property from its employees and contractors; (iii) there is no infringement, misappropriation or violation by third parties of any Intellectual Property; (iv) the Company is not infringing, misappropriating or violating the intellectual property rights of third parties; (v) the Company is the sole owner of the Intellectual Property owned by it and has the valid right to use such Intellectual Property; and (vi) no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that either the Company infringes or otherwise violates, or would, upon the commercialization of any product described in the Registration Statement and Prospectus as under development, infringe, misappropriate or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim.

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To the knowledge of the Company, the Company has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect.

(nn)    Except as disclosed in the Registration Statement or the Prospectus, each of the Company and its Subsidiaries: (i) has operated and currently operates its business in compliance in all material respects with applicable provisions of the Health Care Laws (as defined below) of the FDA, the Department of Health and Human Services (“HHS”) and any comparable foreign or other regulatory authority or Governmental Entity to which they are subject, in Europe or elsewhere (collectively, the “Applicable Regulatory Authorities”); (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all Regulatory Authorizations required to conduct its business as currently conducted, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect, and such Regulatory Authorizations are valid and in full force and effect and neither the Company nor any of its Subsidiaries are in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received written notice of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action from the Applicable Regulatory Authorities or any other third party alleging that any product of the Company is in material violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received written notice that any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any of the Applicable Regulatory Authorities is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission); (vii) is not a party to or have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) along with its employees, officers and directors has not been excluded, suspended or debarred from participation in any government health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension or exclusion. The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act, 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1001, 1035, 1347 and 1349, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq. (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Laws, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; and the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; each as amended, and the regulations promulgated pursuant to such laws; and any similar foreign, federal, state and local laws and regulations in Europe or elsewhere.

(oo)    None of the Company’s product candidates have received marketing approval or licensure from any Applicable Regulatory Authority. Except as described in the Registration Statement or the Prospectus, all clinical and pre-clinical studies and trials sponsored or conducted by or on behalf of the Company or its Subsidiaries, or in which the Company or its Subsidiaries has participated with respect to the Company’s product candidates, including without limitation, any such studies and trials that are described in the Registration Statement and the Prospectus, or the results of which are referred to in the Registration Statement and the Prospectus, as applicable (collectively, “Company Trials”), were, and if

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still pending are, to the Company's knowledge, being conducted in all material respects in accordance with the Health Care Laws, including, without limitation, current Good Clinical Practices and Good Laboratory Practices, and in keeping with standard medical and scientific research procedures and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted; the descriptions in the Registration Statement and the Prospectus of the structure and results of any Company Trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the Registration Statement and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement and the Prospectus; the Company and each of its Subsidiaries have not received, any written notices, correspondence or other communications from the Applicable Regulatory Authorities or any other governmental entity requiring or threatening the termination, material modification or suspension of Company Trials that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same. No investigational new drug application or comparable submission filed by or on behalf of the Company or any of its Subsidiaries has been terminated or suspended by the FDA or any other Applicable Regulatory Authority. The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in a Company Trial. In using or disclosing patient information received by the Company or any of its Subsidiaries in connection with a Company Trial, the Company or such subsidiary has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, HIPAA and the rules and regulations thereunder and any similar foreign laws and regulations in Europe or elsewhere. To the Company’s knowledge, none of the Company Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA or any other Applicable Regulatory Authority to have engaged in scientific misconduct.

(pp)    The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Ordinary Shares for its own account while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent the Agent may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent, except as may be otherwise agreed by the Company and the Agent.

(qq)    The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(rr)    The Company is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act and does not, directly or indirectly through one or more intermediaries, control or have any other association with (within the meaning of Article I of the By-laws of FINRA) any member firm of FINRA. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or shareholders of the Company, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement and the Prospectus, which is not so described. All of the information (including, but not limited to, information regarding affiliations, security ownership and trading activity) provided to the Agent or its counsel by the Company, its officers and directors and the holders of any securities (debt or equity) or warrants, options or rights to acquire any securities of the Company in connection with the filing to be made and other supplemental information to be provided to FINRA pursuant to FINRA Rule 5110 in connection with the transactions contemplated by this Agreement is true, complete and correct.

(ss)    As of the close of trading on Nasdaq on May 2, 2022, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the Securities Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was approximately $115,030,845.00 (calculated by multiplying (x) the price at which the common equity of the Company was last sold on Nasdaq on May 2, 2022 by (y) the number of Non-Affiliate Shares outstanding on May 2, 2022). The

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Company is not a shell company (as defined in Rule 405) and has not been a shell company for at least 12 calendar months previously.

(tt)    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu)    To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance with all applicable statutes, rules, regulations and policies of the Applicable Regulatory Authorities, including, without limitation, the Health Care Laws, except for such non-compliance that would not, singly or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(vv) (A) To the knowledge of the Company, there has been no material security breach or incident, including any unauthorized access to or disclosure, or other compromise of the confidentiality, integrity or availability of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its Subsidiaries have been notified of, and each of them have no knowledge of any event or condition that would reasonably be expected to result in any security breach or incident described in the preceding clause (A); and (C) the Company and its Subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data, including as required by applicable regulatory standards. The Company and its Subsidiaries are presently in compliance with all (i) applicable laws or statutes, (ii) judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, (iii) internal policies of the Company or its Subsidiaries and (iv) contractual obligations of the Company or its Subsidiaries relating to the privacy and security of IT Systems and Data, except, in each case, where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

(ww)    The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(xx)    Based on the nature of the Company’s income and the estimated value and composition of the Company’s assets, the Company does not believe that it was a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its taxable year ended December 31, 2021.

(yy)    Except as disclosed in the Registration Statement or the Prospectus, (i) all dividends and other distributions declared and payable on the securities may under current laws and regulations of Switzerland be paid by the Company to the holder thereof in Swiss franc that may be converted into foreign currency and, except for certain restrictions with respect to national and international sanctions relating to certain countries, freely transferred out of Switzerland, and (ii) all such payments made to holders thereof or therein who are non-residents of Switzerland will not be subject to income or withholding taxes under laws and regulations of Switzerland or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Switzerland or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Switzerland or any political subdivision or taxing authority thereof or therein.

(zz)    The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the issuance and sale of the Securities contemplated hereby in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 hereof.

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(aaa)    Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under Swiss, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Swiss, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement.

(bbb)    Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized by the courts of Switzerland, without reconsideration or reexamination of the merits, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement and the Prospectus, and the applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors and secured parties in general, and laws or principles of general application (including, but not limited to, the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben)).

(ccc)    The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Switzerland and will be honored by the courts of Switzerland, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement and the Prospectus.

(ddd)    This Agreement is in proper form under the laws of Switzerland for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Switzerland of this Agreement.

(eee)    It is not necessary under the laws of Switzerland (i) to enable the Agent to enforce their rights under this Agreement, to enable any holder of Securities to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in Switzerland or (ii) solely by reason of the execution, delivery or consummation of this Agreement for any of the Agent or any holder of Securities of the Company to be qualified or entitled to carry out business in Switzerland.

(fff)    The indemnification provisions set forth in Section 9 hereof and contribution provisions set forth in Section 9 hereof do not contravene mandatory Swiss law or public policy.

Any certificate signed by any officer of the Company and delivered to the Agent or its counsel in connection with the offering of the Placement Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Agent.

7.    Covenants of the Company. The Company covenants and agrees with the Agent that:

(a)    Registration Statement Amendments. After the date of this Agreement and during any period in which the Prospectus relating to any Placement Shares is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule); (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than Incorporated Documents, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus, other than Incorporated Documents, has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (in each case, insofar as it relates to the transactions contemplated hereby) (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s reasonable request, any

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amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure by the Company to make such filing (but without limiting the Agent’s rights under Section 9 hereof) will be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than Incorporated Documents, relating to the offering of the Placement Shares unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the Company’s making such filing notwithstanding the Agent’s objection (but without limiting the Agent’s rights under Section 9 hereof) will be to cease making sales under this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any Incorporated Document, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than Incorporated Documents, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act and, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act or the requirements of Regulation S-K Item 512(a)(4), within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b)    Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement or the Prospectus.

(c)    Delivery of Prospectus; Subsequent Changes. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and will file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its reasonable best efforts to comply with the provisions thereof and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agent promptly of all such filings if not available on EDGAR.

(d)    Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be

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satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on Nasdaq. The Company will timely file with Nasdaq all material documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq.

(e)    Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which the Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all Incorporated Documents filed with the Commission during such period), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.

(f)    Earnings Statement. The Company will make generally available to its security holders and to the Agent as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal year or half-year, as applicable, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of and Rule 158 under the Securities Act; provided that the Company will be deemed to have furnished such statement to its security holders and the Agent to the extent such statement has been filed on EDGAR.

(g)    Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of the Prospectus and of each amendment and supplement thereto and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (ii) the preparation, issuance (including any subscription for the nominal value of Placement Shares), sale and delivery of the Placement Shares and any taxes due or payable in connection therewith, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(x) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for the Agent in connection therewith shall be paid by the Agent except as set forth in clauses (vii) and (viii) below), (iv) the printing and delivery to the Agent and its counsel of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on Nasdaq, (vi) the filing fees and expenses, if any, owed to the Commission or FINRA and the fees and expenses of any transfer agent or registrar for the Shares, (vii) the reasonable and documented fees and associated expenses of the Agent’s outside legal counsel for filings with the FINRA Corporate Financing Department in an amount not to exceed $15,000 (excluding FINRA filing fees referred to in clause (vi) above and in addition to the fees and disbursements referred to in clause (viii) below), and (viii) the reasonable fees and disbursements of the Agent’s outside legal counsel (A) in an amount not to exceed $75,000 arising out of executing this Agreement and the Company’s delivery of the initial certificate pursuant to Section 7(m) and (B) in an amount not to exceed $25,000 in connection with each Representation Date (as defined below) on which the Company is required to provide a certificate pursuant to Section 7(m) (in addition to the fees and associated expenses referred to in clause (vii) above).

(h)    Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)    Notice of Other Sales. Without the prior written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for Ordinary Shares, warrants or any rights to purchase or acquire Ordinary Shares during the period beginning on the fifth Trading Day immediately prior to the date on which any Placement Notice is delivered to Agent hereunder and ending on the second Trading

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Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market offering” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for Ordinary Shares, warrants or any rights to purchase or acquire, Ordinary Shares prior to the later of the termination of this Agreement and the sixtieth day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Ordinary Shares, options to purchase Ordinary Shares, other securities under the Company’s existing equity incentive plans, or Ordinary Shares issuable upon the exercise of options or vesting of other securities, pursuant to any employee or director share option or benefits plan, share ownership plan or dividend reinvestment plan (but not Ordinary Shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) Ordinary Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agent, (iii) Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares as consideration for mergers, acquisitions, joint ventures, collaborations, licensing agreements, other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes and (iv) modification of any outstanding options, warrants of any rights to purchase or acquire Ordinary Shares.

(j)    Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise the Agent promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided or required to be provided to the Agent pursuant to this Agreement.

(k)    Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agent, its affiliates agents and counsel from time to time in connection with the transactions contemplated hereby, including providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(l)    Required Filings Relating to Placement of Placement Shares. The Company agrees that on or prior to such dates as the Securities Act shall require, with respect to the Placement Shares, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the number or amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market; provided, that, unless a prospectus supplement containing such information is required to be filed under the Securities Act, the requirement of this Section 7(l) may be satisfied by Company’s inclusion in the Company’s in the Company’s next-furnished report on Form 6-K containing its results of operations Form 20-F, as applicable, of the number or amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares during the relevant period.

(m)    Representation Dates; Certificate. On or prior to the date on which the Company first delivers a Placement Notice pursuant to this agreement (the “First Placement Notice Date”) and each time the Company:

(i)    amends or supplements the Registration Statement or the Prospectus (other than (x) a prospectus supplement filed in accordance with Section 7(l) of this Agreement or (y) a prospectus supplement relating solely to an offering of securities other than the Placement Shares) by means of a post-effective amendment, sticker or supplement but not by means of incorporation of document(s) by reference into the Registration Statement or the Prospectus;

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(ii)    files an annual report on Form 20-F or a report on Form 6-K filed by the Company in respect of any interim period containing financial information which is deemed to be incorporated by reference in the Registration Statement and the Prospectus under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F or a material amendment to any previously filed report on Form 6-K filed in respect of any interim period); or

(iii)    files a current report on Form 6-K containing amended financial information,

(each date of filing of one or more of the documents referred to in clauses (i) through (iii) shall be a “Representation Date”), the Company shall furnish the Agent (but in the case of clause (iii) above only if (1) a Placement Notice is pending or in effect and (2) the Agent requests such certificate within three Business Days after the filing of such Form 6-K with the Commission) with a certificate, in the form attached hereto as Exhibit 7(m) (modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented), within two Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending or in effect or if a suspension is in effect with respect to any Placement Notice, which waiver shall continue until the earlier to occur of (1) the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and (2) the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date on which the Company relied on the waiver referred to in the previous sentence and did not provide the Agent with a certificate under this Section 7(m), then before the Company delivers a Placement Notice or the Agent sells any Placement Shares pursuant thereto, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of such Placement Notice. Within two Trading Days of each Representation Date, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request.

(n)    U.S. Legal Opinion. On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no suspension or waiver is applicable, the Company shall cause to be furnished to the Agent the written opinion and negative assurance letter of Cooley LLP, counsel to the Company, or such other counsel reasonably satisfactory to the Agent (“Company Counsel”), in form and substance reasonably satisfactory to the Agent and its counsel, dated the date that the opinion and negative assurance letter are required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion and negative assurance letter for subsequent Representation Dates, Company Counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion or negative assurance letter delivered by such counsel under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(o)    Swiss Legal Opinion. On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no suspension or waiver is applicable, the Company shall cause to be furnished to the Agent the written legal opinion of Homburger AG, Swiss counsel to the Company, or such other counsel reasonably satisfactory to the Agent (“Company Swiss Counsel”), in form and substance reasonably satisfactory to the Agent and its counsel, dated the date that the opinion is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion for subsequent Representation Dates, Company Swiss Counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered by such counsel under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p)    Intellectual Property Opinion. On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no

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suspension or waiver is applicable, the Company shall cause to be furnished to the Agent the written opinion of Cooley LLP, counsel for the Company with respect to intellectual property matters, or such other intellectual property counsel reasonably satisfactory to the Agent (“Intellectual Property Counsel”), in form and substance reasonably satisfactory to the Agent and its counsel, dated the date that the opinion letter is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such written opinion for subsequent Representation Dates, Intellectual Property Counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion letter delivered by such counsel under this Section 7(p) to the same extent as if it were dated the date of such opinion letter (except that statements in such prior opinion letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)    Comfort Letter. On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable, the Company shall cause its independent registered public accounting firm (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(q); provided, that if requested by the Agent, the Company shall cause a Comfort Letter to be furnished to the Agent within 10 Trading Days of the occurrence of any material transaction or event that necessitates the filing of additional, pro forma, amended or revised financial statements (including any restatement of previously issued financial statements). Each Comfort Letter shall be in form and substance satisfactory to the Agent and each Comfort Letter from the Company’s independent registered public accounting firm shall (i) confirm that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) state, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters”, including customary negative assurance, to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) update the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r)    Market Activities. The Company will not, directly or indirectly, and will cause its officers, directors and Subsidiaries not to (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares or (ii) sell, bid for, or purchase Ordinary Shares to be issued and sold pursuant to this Agreement in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agent; provided, however, that the Company may bid for and purchase Ordinary Shares in accordance with Rule 10b-18 under the Exchange Act.

(s)    Insurance. The Company and its Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.

(t)    Compliance with Laws. The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material environmental certificates, authorizations or permits required by federal, state and local law in order to conduct their businesses as described in the Prospectus (collectively, “Permits”), and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such Permits and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such Permits could not reasonably be expected to result in a Material Adverse Effect.

(u)    Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

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(v)    Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(w)    No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and the Agent, neither the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as agent) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(x)    Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agent, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).

(y)    Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s financial statements in accordance with IFRS, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to it by others within the Company, particularly during the period in which such periodic reports are being prepared.

(z)    Emerging Growth Company. The Company will promptly notify the Agent if the company ceases to be an Emerging Growth Company at any time prior to the completion of the Agent’s distribution of the Placement Shares pursuant to this Agreement.

(aa)    Renewal of Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Placement Shares remain unsold and this Agreement has not been terminated, the Company, in its sole discretion, will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Ordinary Shares that may be offered and sold pursuant to this Agreement (which shall include a prospectus reflecting the number or amount of Placement Shares that

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may be offered and sold pursuant to this Agreement), in a form satisfactory to the Agent and its counsel, and, if such registration statement is not an automatic shelf registration statement, will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date. The Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Placement Shares to continue as contemplated in the expired registration statement and this Agreement. From and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

(bb)    General Instruction I.B.5. of Form F-3. If, from and after the date of this Agreement, the Company is no longer eligible to use Form F-3 (including pursuant to General Instruction I.B.5.) at the time it files with the Commission an annual report on Form 20-F or any post-effective amendment to the Registration Statement, then it shall promptly notify the Agent and, within two Business Days after the date of filing of such annual report on Form 20-F or amendment to the Registration Statement, the Company shall file a new prospectus supplement with the Commission reflecting the number of Ordinary Shares available to be offered and sold by the Company under this Agreement pursuant to General Instruction I.B.5. of Form F-3; provided, however, that the Company may delay the filing of any such prospectus supplement for up to 30 days if, in the reasonable judgment of the Company, it is in the best interest of the Company to do so, provided that no Placement Notice is in effect or pending during such time. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not notify the Agent to resume the offering of Placement Shares.

(cc)    Tax Indemnity. The Company will indemnify and hold harmless the Agent against any documentary, stamp or similar issue tax, including any interest and penalties, on the issue and sale of the Placement Shares.

(dd)    Transfer Agent. The Company has engaged and will maintain, at its sole expense, a transfer agent and registrar for the Ordinary Shares.

8.    Conditions to the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to the Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a)    Registration Statement Effective. The Registration Statement shall be effective and shall be available for all offers and sales of Placement Shares (i) that have been issued pursuant to all prior Placement Notices and (ii) that will be issued pursuant to any Placement Notice.

(b)    [Reserved].

(c)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company or any of its Subsidiaries of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or Incorporated Documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, so that it will not contain any untrue statement of a material fact or omit to state any

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material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)    No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s opinion is material, or omits to state a fact that in the Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e)    Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities), if any, by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), if any, the effect of which, in the judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(f)    Company Counsel Legal Opinions. The Agent shall have received the opinions and negative assurance letters, as applicable, of Company Counsel, Company Swiss Counsel and Intellectual Property Counsel required to be delivered pursuant to Section 7(n), Section 7(o) and Section 7(p), as applicable, on or before the date on which such delivery of such opinions and negative assurance letters are required pursuant to Section 7(n), Section 7(o) and Section 7(p), as applicable.

(g)    Agent’s Counsel Legal Opinion. The Agent shall have received from Latham & Watkins LLP, counsel for the Agent, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(n), with respect to such matters as the Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they may request to enable them to pass upon such matters.

(h)    Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(q).

(i)    Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(j)    Secretary’s Certificate. On or prior to the First Placement Notice Date, the Agent shall have received a certificate, signed on behalf of the Company by the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date and in form and substance satisfactory to the Agent and its counsel, certifying as to (i) the amended and restated articles of association of the Company, (ii) the resolutions of the board of directors of the Company or duly authorized committee thereof authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Placement Shares and (iii) the incumbency of the officers of the Company duly authorized to execute this Agreement and the other documents contemplated by this Agreement (including each of the officers set forth on Schedule 2).

(k)    No Suspension. The Ordinary Shares shall be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on Nasdaq. Trading in the Ordinary Shares shall not have been suspended on, and the Ordinary Shares shall not have been delisted from, Nasdaq.

(l)    Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Agent such appropriate further information, opinions, certificates, letters and other documents as the Agent may have reasonably requested. All such information, opinions, certificates, letters and other documents shall have been in

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compliance with the provisions hereof. The Company shall have furnished the Agent with conformed copies of such opinions, certificates, letters and other documents as the Agent may have reasonably requested.

(m)    Securities Act Filings Made. All filings with the Commission required by Rule 424(b) or Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) or Rule 433, as applicable.

(n)    Approval for Listing. Either (i) the Placement Shares shall have been approved for listing on Nasdaq, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on Nasdaq at, or prior to, the First Placement Notice Date and Nasdaq shall have reviewed such application and not provided any objections thereto.

(o)    FINRA. FINRA shall have raised no objection to the terms of the offering contemplated hereby and the amount of compensation allowable or payable to the Agent as described in the Prospectus.

(p)    No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 11(a).

9.    Indemnification and Contribution.

(a)    Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its affiliates and their respective partners, members, directors, officers, employees and agents, and each person, if any, who (i) controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Agent, in each case from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement (in accordance with this Section 9), any action, suit, investigation or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party (including any governmental or self-regulatory authority, or otherwise, or any claim asserted or threatened), as and when incurred, to which the Agent, or any such other person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement to the Registration Statement or the Prospectus) or in any free writing prospectus, or (y) the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein (solely with respect to the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused, directly or indirectly, by an untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with the Agent’s Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)    Agent Indemnification. The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) or in any free writing prospectus in reliance upon and in conformity with the Agent’s Information.

(c)    Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9,

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notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to such fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such claim, action or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel for which it is entitled to be reimbursed under this Section 9, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)    Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, investigation or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who

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signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for the purpose of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, suit, investigation, proceeding or claim to the extent consistent with this Section 9. Notwithstanding the foregoing provisions of this Section 9(e), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(e), any person who controls a party to this Agreement within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any affiliates of the Agent, any partners, members, directors, officers, employees and agents of the Agent and each person that is controlled by or under common control with the Agent will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof or pursuant to Section 9(d) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10.    Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors, employees or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11.    Termination.

(a)    The Agent shall have the right, by giving notice as hereinafter specified, at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, has occurred that, in the judgment of the Agent, may materially impair the ability of the Agent to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to

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deliver) any certification, opinion or letter required under Section 7(m), Section 7(n), Section 7(o), Section 7(p) or Section 7(q), the Agent’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than 15 calendar days from the date such delivery was required, (iii) any other condition of the Agent’s obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on Nasdaq shall have occurred, (v) a general banking moratorium shall have been declared by any of United States federal or New York authorities, or (vi) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions that, in the judgment of the Agent, may materially impair the ability of the Agent to sell the Placement Shares hereunder or to enforce contracts for the sale of securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 11(a), the Agent shall provide the required notice as specified in Section 12.

(b)    The Company shall have the right, by giving 10 days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c)    The Agent shall have the right, by giving 10 days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d)    Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agent on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e)    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 shall remain in full force and effect.

(f)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement. Upon termination of this Agreement, the Company shall not be required to pay to the Agent any discount or commission with respect to any Placement Shares not otherwise sold by the Agent under this Agreement; provided, however, that the Company shall remain obligated to reimburse the Agent’s expenses pursuant to Section 7(g).

12.    Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Agent, shall be delivered to:

SVB Securities LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019
Attention: Peter M. Fry
E-mail: peter.fry@svbsecurities.com

with a copy (which shall not constitute notice) to:

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SVB Securities LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019
Attention: Stuart R. Nayman, Esq.
E-mail: stuart.nayman@svbsecurities.com

and if to the Company, shall be delivered to:

VectivBio Holding AG
Aeschenvorstadt 36, 4051
Basel, Switzerland
Attention: Claudia D’Augusta
E-mail: claudia.daugusta@vectivbio.com

with copies (which shall not constitute notice) to:

Cooley LLP
500 Boylston Street
Boston, Massachusetts 02116
Attention: Ryan Sansom
Email: rsansom@cooley.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 P.M., New York City time, on a Business Day, or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice as set forth in the next paragraph, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier or (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party in Section 12. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives actual acknowledgment of receipt from the person whom the notice is sent, other than via auto-reply. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”), which shall be sent to the requesting party within 10 days of receipt of the written request for Nonelectronic Notice.

13.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the affiliates, controlling persons, officers, directors and other persons referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of each such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, the persons referred to in the preceding sentence and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Agent may assign its rights and obligations hereunder to an affiliate of the Agent without obtaining the Company’s consent, so long as such affiliate is a registered broker-dealer.

14.    Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Ordinary Shares.

15.    Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules (as amended pursuant to this Agreement) and exhibits attached hereto and Placement Notices

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issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent; provided, however, that Schedule 2 of this Agreement may be amended by either party from time to time by sending a notice containing a revised Schedule 2 to the other party in the manner provided in Section 12 and, upon such amendment, all references herein to Schedule 2 shall automatically be deemed to refer to such amended Schedule 2. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

16.    GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.    Consent to Jurisdiction; Waiver of Immunity; Judgment Currency; Foreign Taxes.

(a)     Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.

(b)     Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints VectivBio Inc., at 60 Broad St. Suite 3502, New York, New York 10004, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(c) With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

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(d) The Company agrees to indemnify the Agent, its directors, officers, affiliates and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by the Agent as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e) Unless required by applicable law, all payments by the Company to the Agent hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any jurisdiction in which the Company is organized, resident, doing business or has an office or from which payment is made, excluding any such tax imposed by reason of the Agent having some connection with the taxing jurisdiction other than its participation as an Agent hereunder (all such non-excluded taxes, including, VAT, “Foreign Taxes”). For the avoidance of doubt, all amounts payable by the Company under this Agreement shall be exclusive of VAT, and if any VAT is or becomes chargeable in respect of the supply to which such payment relates and the relevant recipient is required to account to the relevant tax authority for such VAT, the Company shall, upon receipt of a valid VAT invoice in respect of the supply to which that payment relates, pay at the same time and in the same manner as the payment to which such VAT relates, an amount equal to such VAT. If the Company is required to deduct or withhold Foreign Taxes or is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to the Agent an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied. By way of exception to the foregoing, a payment by the Company to the Agent shall not be increased by reason of a deduction or withholding on account of a tax imposed by Switzerland when the Agent resides in a jurisdiction that has not entered into a double taxation agreement with Switzerland. In the event that the Agent has received and utilized a tax credit in respect of any amount withheld or deducted pursuant to this paragraph, the Agent shall pay to the Company as promptly as commercially practicable an amount which will leave the Agent (after that payment) in the same after-tax position as it would have been if no such deduction or withholding had been required to be made, it being understood that the foregoing does not require the Agent to investigate or claim any credit or refund that may be available to it or create any obligation to disclose any information relating to tax matters or any computation or return in respect thereof (other than the fact of the receipt and utilization of any such tax credit, which may be disclosed upon payment of the amount owed to the Company in respect thereof as provided above). Where this Agreement requires any person to reimburse or indemnify another person for any costs, expenses, fees or other amounts to which a reimbursement or indemnity relates, that first person shall reimburse or indemnify (as the case may be) the second person for the full amount of such cost or expense, including such part thereof as represents VAT (including any VAT incurred thereon which, for the avoidance of doubt, shall include any VAT on services provided from legal counsel where the Agent is required to self-assess and account for VAT in its role as the recipient of such services), save to the extent that the second person reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
18.    Construction.

(a)    The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.

(b)    Words defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

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(c)    The words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d)    Wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”

(e)    References herein to any gender shall include each other gender.

(f)    References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

19.    Permitted Free Writing Prospectuses. Each of the Company and the Agent represents, warrants and agrees that, unless it obtains the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, it has not made and will not make any offer relating to the Placement Shares that would constitute an issuer free writing prospectus, or that would otherwise constitute a free writing prospectus (as defined in Rule 405), required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and that it has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

20.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)    the Agent has been retained to act as sales agent in connection with the sale of the Placement Shares, the Agent has acted at arms’ length and no fiduciary or advisory relationship between the Company or any of its respective affiliates, shareholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agent has advised or is advising the Company on other matters and the Agent has no duties or obligations to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth herein;

(b)    the Company is capable of evaluating, and understanding and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)    neither the Agent nor its affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)    the Company has been advised and is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent and its affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)    the Company waives, to the fullest extent permitted by law, any claims it may have against the Agent or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement and agrees that the Agent and its affiliates shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders (or other equity holders), creditors or employees of the Company.

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21.    Recognition of the U.S. Special Resolution Regimes. In the event that the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that the Agent is a Covered Entity and the Agent or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23.    Use of Information.    The Agent may not provide any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to any third party other than its legal counsel advising it on this Agreement and the transactions contemplated by this Agreement unless expressly approved by the Company in writing.

24.    Agent’s Information. As used in this Agreement, “Agent’s Information” means solely the following information in the Registration Statement and the Prospectus: the eighth paragraph under the heading “Plan of Distribution” in the Prospectus.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to “supplements” to the Prospectus shall include any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agent outside of the United States.

[Remainder of Page Intentionally Blank]

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If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

VECTIVBIO HOLDING AG

By:    /s/ Luca Santarelli
    Name: Luca Santarelli
    Title: Chief Executive Officer

By:    /s/ Claudia D’Augusta
    Name: Claudia D’Augusta
    Title: Chief Financial Officer

ACCEPTED as of the date
first-above written:

SVB SECURITIES LLC

By:    /s/ Peter M. Fry
    Name: Peter M. Fry
    Title: Head of Alt. Equities

[Signature Page to Sales Agent Agreement]

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SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:    [ ]
    [TITLE]
    VectivBio Holding AG
Cc:    [ ]
To:    SVB Securities LLC
Subject:    SVB Securities—At the Market Offering—Placement Notice
Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement, dated May 4, 2022 (the “Agreement”), by and between VectivBio Holding AG, a Swiss stock corporation (Aktiengesellschaft) (the “Company”), and SVB Securities LLC (“SVB Securities”), I hereby request on behalf of the Company that SVB Securities sell up to [ ] ordinary shares, nominal value CHF 0.05 per share, of the Company (the “Shares”), at a minimum market price of $      per share[; provided that no more than [ ] Shares shall be sold in any one Trading Day (as such term is defined in Section 3 of the Agreement)]. Sales should begin [on the date of this Placement Notice] and end on [DATE] [until all Shares that are the subject of this Placement Notice are sold].

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SCHEDULE 2

The Company

luca.santarelli@vectivbio.com
claudia.daugusta@vectivbio.com
scott.applebaum@vectivbio.com

SVB Securities

gabriel.cavazos@svbsecurities.com
brian.swanson@svbsecurities.com
atm@svbsecurities.com

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SCHEDULE 3

Compensation

The Company shall pay SVB Securities compensation in cash equal to 3.0% of the gross proceeds from the sales of Placement Shares pursuant to the terms of the Sales Agreement of which this Schedule 3 forms a part.

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Exhibit 7(m)

OFFICERS’ CERTIFICATE

    Each of Luca Santarelli, the duly qualified and appointed Chief Executive Officer of VectivBio Holding AG, a Swiss stock corporation (Aktiengesellschaft) (the “Company”), and Claudia D’Augusta, the duly qualified and appointed Chief Financial Officer of the Company, does hereby certify in his or her respective capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement, dated May 4, 2022 (the “Sales Agreement”), by and between the Company and SVB Securities LLC, that, after due inquiry, to the best of the knowledge of the undersigned:

(i)    The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions relating to materiality or Material Adverse Effect, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date.

(ii)    The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

(iii)    As of the date hereof, (A) the Registration Statement complies in all material respects with the requirements of the Securities Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Prospectus complies in all material respects with the requirements of the Securities Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not untrue or misleading or for clauses (A) and (B) above, to be true and correct.

Cooley LLP, Homburger AG and Latham & Watkins LLP are entitled to rely on this certificate in connection with the respective opinions such firms are rendering pursuant to the Sales Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.

IN WITNESS WHEREOF, each of the undersigned, in such individual’s respective capacity as Chief Executive Officer or Chief Financial Officer of the Company, has executed this Officers’ Certificate on behalf of the Company.

By:
    Name: Luca Santarelli
    Title: Chief Executive Officer
    Date:

By:
    Name: Claudia D’Augusta
    Title: Chief Financial Officer

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    Date:

[Company Signature Page to Officers’ Certificate]

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